UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2020

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, Peng Jin resigned from the Board of Directors (the “Board”) of Cinedigm Corp. (the “Company”), effective immediately, to pursue other personal interests. Mr. Jin was a designee of Bison Entertainment Investment Limited (“Bison”), the Company’s largest stockholder, pursuant to designation rights (the “Designation Rights”) in the Stock Purchase Agreement dated as of June 29, 2017 between Bison and the Company.

On March 25, 2020, the Board appointed Tom Bu as a director to fill the vacancy resulting from Mr. Jin’s resignation. Mr. Bu is a designee of Bison in accordance with the Designation Rights, which entitle Bison to designate a new designee in the event that an existing designee fails to complete a term on the Board.

Mr. Bu has served as Audit/Financial Director for Bison Finance Group Ltd. (HK00888) since June 2017. From October 2017 through June 2019, he was the Chief Financial Officer of Xynomic Pharmaceuticals Holdings, Inc., f/k/a Bison Capital Acquisition Corp. (OTC:XYN). From September 2010 through June 2017, Mr. Bu was an Audit Manager at KPMG Huazhen LLP. Mr. Bu is qualified by The Chinese Institute of Certified Public Accountants.

Mr. Bu will receive compensation for service to the Board in accordance with the retainer fees paid by the Company to all non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: March 31, 2020	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Operating Officer, General Counsel and Secretary